Exhibit 2.1

          ___________________________________________________________

                         AGREEMENT AND PLAN OF MERGER
                                 BY AND AMONG
                       LITCHFIELD FINANCIAL CORPORATION
                      STAMFORD ASSET RECOVERY CORPORATION
                       IRONWOOD ACCEPTANCE COMPANY, LLC
                                      AND
                                THE MEMBERS OF
                       IRONWOOD ACCEPTANCE COMPANY, LLC
                                     DATED
                                 JUNE 16, 1999
          ___________________________________________________________



                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of June 16, 1999 by and among Litchfield Financial Corporation (the "Parent"), a corporation organized under the laws of the Commonwealth of Massachusetts, Stamford Asset Recovery Corporation ("Acquisition"), a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent, Ironwood Acceptance Company, LLC, a limited liability company organized under the laws of the State of Arizona (the "Company"), and the members of the Company, (the "Members").

      WHEREAS, the Boards of Directors of the Parent and Acquisition and the Board of Managers of the Company have approved the merger of the Company with and into the Acquisition (the "Merger"), pursuant to which Acquisition will be the surviving corporation and the members of the Company immediately prior to such merger (the "Members") will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

      WHEREAS, as a condition and inducement to the Parent's willingness to enter into this Agreement, all of the Members have, concurrently with the execution of this Agreement, executed and delivered to the Parent written consents approving this Agreement, the Merger and the other transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

      1.1 The Merger. (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the Arizona Limited Liability Company Act (the "ALLCA") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Acquisition, the separate existence of the Company shall cease, and Acquisition shall continue as the surviving corporation. Acquisition as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

           (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date."
      1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing agreements, certificates or articles of merger, as the case may be, as contemplated by the ALLCA and the DGCL in the forms of Exhibit A-1 and Exhibit A-2 hereto (collectively, the "Certificate of Merger"), together with any required related certificates, with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of the ALLCA and the DGCL (the time of such filings being the "Effective Time").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the ALLCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4  Certificate of Incorporation; By-Laws.

           (a) Certificate of Incorporation. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and Certificate of Incorporation.

           (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

      1.5 Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, or record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                  ARTICLE II

                      CONSIDERATION; CONVERSION OF SHARES

      2.1 Merger Consideration. Except as set forth in Section 2.2(e) hereof, the consideration payable in the Merger to holders of membership interests in the Company (the"Membership Units"), shall consist of (i) an aggregate of $790,653.75 payable in cash by wire transfer of immediately available funds to the Members on a pro rata basis based on the number of Fully Diluted Shares (as defined below) held by each Member, and (ii) an aggregate of 91,665 shares of the Common Stock, par value $.01 per share, of the Parent (the "Parent Common Stock"), such shares of the Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement.

      2.2  Conversion of Shares.

           (a) Conversion of Shares. Each Membership Unit issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of the ALLCA ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into (i) the right to receive from the Parent $263.55 and (ii) that number of shares of the Parent Common Stock as shall be obtained by dividing 91,665 (total number of Parent Shares to be issued) by the number of Fully Diluted Shares (as hereinafter defined) with the resulting quotient being carried to five decimal places (the "Merger Consideration"). "Fully Diluted Shares" shall be equal to the total number of outstanding Membership Units calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested) and warrants had been converted or exercised. The Exchange Ratio shall not change as a result of fluctuations in the market price of the Parent Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of the Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares." On the Closing Date, the Company will deliver to the Parent a certificate certifying the cash proceeds received by the Company from the exercise of stock options.

           (b) Treasury Shares. Each Membership Unit held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

           (c) Stock Options. At the Effective Time, all outstanding options to purchase Membership Units (each a "Stock Option"), whether vested or unvested, shall be deemed assumed by the Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time (including terms and conditions relating to such Stock Option's term, exercisability, vesting schedule and status as an "incentive stock option" under Section 422 of the Code), the number (rounded down to the nearest whole number) of shares of the Parent Common Stock equal to the aggregate of that number of shares of the Parent Common Stock (based on the Exchange Ratio) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable). The exercise price for such Stock Options shall be the price per share equal to
(x) the aggregate exercise price for Membership Units otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of the Parent Common Stock deemed purchasable pursuant to such Stock Option (the exercise price per share, so determined, being rounded up to the nearest full cent). No payment shall be made for fractional shares. The aggregate number of shares of the Parent Common Stock issuable upon the exercise of Options assumed by the Parent pursuant to this Section 2.2(c) shall be referred to in this Agreement as the "Option Shares." Any adjustment to an incentive stock option made under this Section 2.2(c) shall comply with Section 424(a) of the Code.

           (d) Acquisition Shares. Each share of common stock, par value $.01 per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

           (e) Dissenting Shares. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to the ALLCA; provided, however, Membership Units that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the ALLCA, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Consideration in accordance with the procedures specified in Section 2.3. The Company shall give the Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the ALLCA received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the ALLCA. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of the Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under the ALLCA shall be exclusively that of the Surviving Corporation and that the Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

      2.3  Exchange of Certificates.

           (a) At the Closing, certificates (the "Certificates") representing all of the issued and outstanding Membership Units together with stock powers executed in blank shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for a certificate representing the number of whole shares of the Parent Common Stock (other than the Escrow Shares, as defined below) into which the Membership Units evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. Such certificates representing shares of the Parent Common Stock will be delivered to the Members as soon as practicable but no later than five (5) business days after the Closing. Until surrendered, each outstanding Certificate which prior to the Effective Time represented Membership Units shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of the Parent Common Stock into which the Membership Units have been converted but shall, subject to applicable appraisal rights under the ABCA and ALLCA and Section 2.2(e), have no other rights. Subject to appraisal rights under the ABCA and ALLCA and Section 2.2(e), from and after the Effective Time, the holders of Membership Units shall cease to have any rights in respect of such units and their rights shall be solely in respect of the Parent Common Stock into which the Membership Units have been converted.

           (b) If any shares of the Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and
(iii) the person requesting such transfer shall pay the Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the reasonable satisfaction of the Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Parent nor the Company shall be liable to a holder of Membership Units for shares of the Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of the Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a) of this Agreement. The Board of Directors of the Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to the Parent, at the Parent's option, either a performance bond or an indemnity agreement against any claim that may be made against the Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

      2.4 No Fractional Securities. No fractional shares of the Parent Common Stock shall be issuable by the Parent upon the conversion of Membership Units in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Membership Units who would otherwise have been entitled to receive a fraction of a share of the Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price. For purposes of this Agreement, the term "Closing Market Price" shall mean the last quoted sale price for shares of the Parent Common Stock on The Nasdaq National Market the day preceding the Effective Time.

      2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Membership Units thereafter on the records of the Company.

      2.6 No Further Ownership Rights in Membership Units. The Merger Shares delivered upon the surrender for exchange of Membership Units in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Membership Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for Membership Units are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

      2.7 Adjustment Event. If, between the date hereof and the Effective Time, the issued and outstanding shares of the Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably acceptable to the Parent and the Company.

      2.8 Escrow. At the Effective Time, the Parent will deposit on behalf of the Members (pro rata as to each Member) in escrow all certificates representing the Merger Shares received by the Members, registered in the name of Arizona Escrow & Financial Corporation, as Escrow Agent (collectively, the "Escrow Shares"). The Escrow Shares shall be held as security for the indemnification obligations under Article XI and shall be distributed fifty percent (50%) on the first anniversary of the Closing and fifty percent (50%) on the second anniversary of the Closing, or as otherwise provided pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement") in the form of Exhibit B attached hereto.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                            COMPANY AND THE MEMBERS

      The Company and the Members jointly and severally represent and warrant to the Parent and Acquisition as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.
Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one section of the Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed in all sections of the Disclosure Schedules, but only to the extent that the relevance of such information to such other section is reasonably apparent in the section of the Disclosure Schedules on which such information is disclosed. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality

      3.1  Company Organization.   The Company is a limited liability company
duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has no Subsidiaries (as that term is hereinafter defined) except for Palo Verde Trading Company, LLC which is a wholly owned direct subsidiary of the Company. The Company has all requisite power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign company and in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Articles of Organization (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its Operating Agreement (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Articles of Organization nor the Operating Agreement of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company, taken as a whole.

      3.2 Authorization. The Company has full limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Managers and Members of the Company, and no other action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Articles of Merger or Certificate of Merger pursuant to the ALLCA and the DGCL respectively) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

      3.3 Consents and Approvals; No Violations. Subject to the filing of the Certificate of Merger with the Arizona Corporation Commission and the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Organization or Operating Agreement of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Company Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound except for such violations and conflicts which would not have a Company Material Adverse Effect or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained would not have a Company Material Adverse Effect.

      3.4  Capitalization.

           (a) The authorized membership interests of the Company consists of 3,000 Membership Units, of which 3,000 Membership Units are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding Membership Units. Except as set forth on Schedule 3.4(a), all of the issued and outstanding Membership Units were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any Membership Units, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of its Membership Units. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any Membership Units. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, Membership Units of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional Membership Units.

           (b) The Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a
"Subsidiary") except for Palo Verde Trading Company, LLC, a direct wholly owned subsidiary of the Company.

      3.5 Financial Statements; Business Information. (a) Attached hereto as Schedule 3.5(a) are (i) the audited balance sheet of the Company as of December 31, 1998 and the statements of income for the year then ended, and
(ii) the unaudited balance sheets of the Company as of May 31, 1999 and the statements of income of the Company for the fiscal year or period then ended (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby, and (iii) present fairly in all material respects the financial condition and results of operations of the Company as at the dates, and for the periods, stated therein, except that the interim Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

      3.6 Absence of Undisclosed Liabilities. Except (i) as set forth or reserved against in the balance sheet of the Company dated as of May 31, 1999, included in the Financial Statements (the "Balance Sheet") and (ii) for obligations incurred since May 31, 1999 in the ordinary course of business, do not individually or in the aggregate exceed $10,000 (except for accrued and unpaid interest payable to the Parent since May 31, 1999), the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

      3.7  Absence of Certain Changes or Events.  Except as set forth in
Schedule 3.7, since December 31, 1998, the Company has carried on its business in all material respects in the ordinary course and consistent with past practice. Except as set forth on Schedule 3.7 hereto, since December 31, 1998, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Company Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional Membership Units or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, its Membership Units; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of its Membership Units; (ix) repurchased or redeemed any Membership Units; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or (xi) entered into any agreement to do any of the foregoing.

      3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8, there are no suits, actions, claims or proceedings (including, without limitation, arbitral or administrative proceedings) or, to the knowledge of the Company or the Members, investigations pending or, to the knowledge of the Company or the Members, threatened against the Company or its properties, assets or business or, to the best knowledge of the Company or the Members in their capacity as such, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending against the Company, or, to the best knowledge of the Company or the Members, threatened against the Company challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

      3.9  Taxes.

           (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, all Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it prior to May 31, 1999, and has in a timely manner paid all Taxes which are (or will be) due for all periods ending on or before May 31, 1999, whether or not shown on such returns. All such Tax returns have been, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations.

           (b) Except as set forth in Schedule 3.9 hereto, there are no actions or proceedings currently pending or, to the knowledge of the Company or the Members, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion by the Company with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable.

           (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

           (d) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

           (e) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and the Company does not have any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

           (f) The Company has withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

      3.10 Title to Properties and Related Matters. (a) Except as set forth on Schedule 3.10(a), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since December 31, 1998), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

           (b) Except as set forth on Schedule 3.10(b), the Company does not own any real property or any interest in real property.

           (c) Schedule 3.10(c) sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned or leased by the Company with a book value as of May 31, 1999, in each case of $10,000 or more. All such personal property is in suitable operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in
Schedule 3.10(d). Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property has been in material conformance with all applicable laws and regulations except for such non-conformance as would not have a Company Material Adverse Effect. There are no assets leased by the Company or required for the operation of the business of the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined).

           (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in
Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights may affect such validity or enforceability, (ii) neither the Company nor (to the knowledge of the Company or the Members) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company or the Members) a default by any other party under such lease; (iii) to the knowledge of the Company or the Members, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

           (e) Schedule 3.10(e) sets forth a complete list of all indebtedness of the Company in respect of borrowed money, including without limitation all amounts guaranteed by the Company and capital leases entered into by the Company.

      3.11 Intellectual Property; Proprietary Rights; Employee Restrictions.
(a) Schedule 3.11 sets forth a complete and current list of all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or other intellectual property rights (collectively, "Intellectual Property Rights") owned or licensed by the Company. All Intellectual Property Rights purported to be owned by the Company held by any employee, officer or consultant are owned by the Company by operation of law or have been validly assigned to the Company. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 3.11 as owned or licensed by the Company or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in the Company's products. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others. Except as set forth in Schedule 3.11, the Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

      The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. To the knowledge of the Company and the Members, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the knowledge of the Company and the Members, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company and the Members, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

           The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's and the Members' knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Members' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

      Neither the Company nor, to the knowledge of the Company and the Members, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate in any material respects any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. For the purposes of this Section 3.11, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by the Company, inventions, trade dress, logos and designs.

           (b) The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted.

           (c) To the knowledge of the Company and the Members, except as set forth in Schedule 3.11(c), the management information systems (including all computer hardware and software) owned, licensed or otherwise used by the Company will not perform differently or experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000.

      3.12 Contracts.  (a)  Except as set forth in Schedule 3.12(a) (or in
Schedule 3.4, Schedule 3.10(d), Schedule 3.11, or Schedule 3.13(a)), the Company is not a party to, or subject to:

                (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $25,000;

                (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                (iii)any guaranty issued by the Company;

                (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

                (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

                (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

                (vii)any contract, arrangement or understanding restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $25,000 per year;

                (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

                (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (vi) of this subsection 3.12(a).

           (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the knowledge of the Company or the Members) any other party is in default under any material contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company or the Members) a default by any other party under such contract; (iii) to the knowledge of the Company or the Members, there are no disputes or disagreements between the Company and any other party with respect to any material contract; and (iv) each other party to each material contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

           (c) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

      3.13 Employees; Employee Benefits.

           (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1998 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. Schedule 3.13(a) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on
Schedule 3.13(a). None of the Employees has, to the knowledge of the Company or the Members, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since December 31, 1998, the Company has not (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

           (b) Except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the knowledge of the Company or the Members, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in Schedule 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or the Members, threatened between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the knowledge of the Company or the Members, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

           (c) Schedule 3.13(c) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

           (d) Except as set forth on Schedule 3.13(d), each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements of Section 401(a) of the Code meets such requirements; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan; no Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

           (e) There has been and will be no "excess parachute payment" (as that term is defined in Section 280G(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

      3.14 Compliance with Applicable Law.   The Company is not in violation
in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the knowledge of the Company or any Member, is there any inquiry, investigation or proceedings relating thereto.

      3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the knowledge of the Company or the Members, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

      3.16 Consultants, Sales Representatives and Other Agents. Schedule 3.16 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has received compensation in excess of $25,000 in respect of the five months ended May 31, 1999, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the five months ended May 31, 1999. Except as described on
Schedule 3.16, complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

      3.17 Tax Liens. All tax liens of the Company reflected on the Balance Sheet (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, and (ii) except as set forth on
Schedule 3.17, are owned by the Company free and clear of any claim, security interest, lien or other encumbrance, and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created after May 31, 1999, are accurately and fairly reflected in the books and records of the Company. Except as described on Schedule 3.17, the reserves for bad debts reflected on the Balance Sheet are adequate and were calculated in accordance with generally accepted accounting principles consistent with past practice.

      3.18 Insurance. Schedule 3.18 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

      3.19 Bank Accounts; Powers of Attorney. Schedule 3.19 sets forth a complete and correct list showing:

                (i) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                (ii) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

      3.20 Minute Books, etc. The minute books, stock certificate book and stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Managers and Members of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Managers or Members of the Company.

      3.21 Related Person Indebtedness and Contracts. Schedule 3.21 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Members; (ii) the spouses and children of any of the Members (collectively, "near relatives"); (iii) any trust for the benefit of any of the Members or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Members or by any of their respective near relatives.

      3.22 Brokers; Payments. Except as set forth on Schedule 3.22, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Member.
The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.4) with parties other than the Parent. No valid claim exists against the Company or, based on any action by the Company, against the Surviving Corporation or the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

      3.23 Company Action. The Board of Managers of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its Members,
(ii) approved the Merger and this Agreement in accordance with the provisions of the ALLCA, and (iii) directed that this Agreement and the Merger be submitted to the Company Members for their approval and resolved to recommend that the Company's Members vote in favor of the approval of this Agreement and the Merger. The Members of the Company have approved the Merger and this Agreement in accordance with the provisions of the ALLCA.

      3.24 Year 2000 Matters. The management information systems (including all computer hardware and software) owned, licensed or otherwise used by the Company will not perform differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000.

      3.25 Disclosure. No representation or warranty by the Company or the Members contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Company contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                OF THE MEMBERS

      4.1 Authorization etc. The Members represent and warrant to the Parent and Acquisition as follows:

                (i) the Members are the sole and exclusive record and beneficial owners of the of the Company's Membership Units set forth opposite their name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on
Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which the Members are parties (other than this Agreement) involving the purchase, sale or other acquisition or disposition of Membership Units owned by such Members;

                 (ii)such Members shall (A) concurrently with such Members' execution and delivery of this Agreement, execute and deliver to the Parent a written consent in which such Members voted all Membership Units owned by such Members in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver or cause to be delivered to the Parent certificates representing all Membership Units owned by such Members, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

                 (iii) such Members have all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Members enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

                 (iv)the execution and delivery of this Agreement by such Members and the consummation of the transactions contemplated hereby will not
(A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Members that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Members are a party, or by which such Members or the Membership Units held by such Members may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Members pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on such Members' ability to perform such Members' obligations hereunder, or (C) to such Members' knowledge, violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Members or by which such the Membership Units held by such Members may be bound.

      4.2  The Parent Common Stock.

      The Members acknowledge, represent and warrant to the Parent and Acquisition as follows:
                (i) The Members understands that the shares of the Parent Common Stock to be issued to the Members in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Members in this Agreement. The Members understand that the Parent is relying upon the Members' representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                (ii) The Members have such knowledge, skill and experience in business, financial and investment matters so that the Members are capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Members have deemed it appropriate to do so, the Members have relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                (iii)The Members have made, either alone or together with the Members' advisors, such independent investigation of the Parent, its management and related matters as the Members deem to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Members and advisors have received all information and data that the Members and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                (iv) The Members have reviewed the Members' financial condition and commitments, alone and together with the Members' advisors, and, based on such review, the Members are satisfied that (A) the each Member has adequate means of providing for such Members' financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Members' entire investment in the Parent Common Stock, (B) such Member has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) such Member is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Members shall furnish any additional information about the Members reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

                (v) The Members understand that the shares of the Parent Common Stock to be received by the Members in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Members may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Members further understand that, except as provided in
Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Members in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XII, the Members understand that the Members may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Members. The Members further understand that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Members understand that the Members may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Members pursuant to the transactions contemplated hereby for an indefinite period of time.

                (vi) The Members are acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                (vii)The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND ACQUISITION

      The Parent and Acquisition jointly and severally represent and warrant to the Company that:

      5.1 Corporate Organization. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in
Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Parent Material Adverse Effect (as defined below). Acquisition is a corporation newly formed by the Parent for the sole purpose of consummating the transactions contemplated by this Agreement and has not conducted any business other than as expressly set forth in or contemplated by this Agreement. The Parent has previously delivered to the Company complete and correct copies of (i) its Articles of Organization (certified by the Secretary of State of Massachusetts as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Parent Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

      5.2 Authorization. Each of the Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

      5.3 Consents and Approvals; No Violations. Subject to (a) the filing of Articles of Merger and a Certificate of Merger with the Arizona Corporation Commission and the Secretary of State of the State of Delaware respectively and (b) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Parent Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Parent Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Parent Material Adverse Effect.

      5.4 Capitalization. (a) The authorized capital stock of the Parent consists of 12,000,000 shares of the Parent Common Stock, of which 6,886,939 shares were issued and outstanding as of March 31, 1999 and 1,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of the Parent Common Stock are (and all shares of the Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's stock option plan (the "Stock Option Plan"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plan) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock.

           (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

      5.5 Absence of Certain Changes. Except as set forth in Schedule 5.5, since December 31, 1998, the Parent has carried on its business in the ordinary course and consistent with past practice. Except as set forth on
Schedule 5.5 hereto, since December 31, 1998, the Parent has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Parent Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than options to purchase shares of the Parent Common Stock granted under its employee stock plans, shares of the Parent Common Stock issued upon exercise of employee stock options and shares of the Parent Common Stock issued upon the exercise of outstanding warrants; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its executive officers or any bonus or service award or other like benefit such persons; or (xi) entered into any agreement to do any of the foregoing.

      5.6 Litigation. Except as set forth in Schedule 5.6 hereto, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Parent, threatened against the Parent or its properties, assets or business or, to the knowledge of the Parent, pending or threatened against any of the officers, directors, employees, agents or consultants of the Parent in connection with the business of the Parent. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Parent, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Parent is a party, or involving the Parent's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Parent.

      5.7  Compliance with Applicable Law.  Except as set forth in Schedule
5.7 the Parent is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a Parent Material Adverse Effect. The Parent has not received any notice alleging any such violation, nor to the knowledge of the Parent, is there any inquiry, investigation or proceedings relating thereto.

      5.8 Disclosure. No representation or warranty by the Parent or Acquisition contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

      5.9 The Parent Action. The Board of Directors of the Parent, by unanimous written consent or at a meeting duly called and held, has approved the Merger and this Agreement in accordance with the provisions of the DGCL.

      5.10 Contracts. The Parent has filed as exhibits to the SEC Filings all agreements which are required by Rule 601 of Regulation S-K promulgated under the Securities Act to be filed with the SEC as material agreements.

      5.11 Brokers Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS OF THE COMPANY AND
                    THE PARENT PRIOR TO THE EFFECTIVE TIME

      6.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Time, the Company and the Members agree that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

           (a) will carry on its business only in the ordinary course and consistent with past practice;

           (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

           (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any Membership Units;

           (d) will not amend its Certificate of Organization or Operating Agreement;

           (e) will not issue, or agree to issue, any Membership Units, or any options, warrants or other rights to acquire Membership Units, or any securities convertible into or exchangeable for shares of its Membership Units;
           (f) will not combine, split or otherwise reclassify any of its Membership Units;

           (g)  will not form a Subsidiary;

           (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

           (i) will not (i) make any capital expenditures individually in excess of $5,000 or in the aggregate in excess of $15,000, (ii) enter into any Agreement involving individually in excess of $5,000, (iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $5,000 annually or in the aggregate in excess of $15,000 annually, (v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

           (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

           (k)  will not accelerate receivables or delay payables;

           (l) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company, or any of the Members), any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its Subsidiaries or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a Company Material Adverse Effect;

           (m) will use its commercially reasonable efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof; and

           (n) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $10,000 in the aggregate other than tax liens acquired in the ordinary course of business in excess of $10,000 in the aggregate.

      6.2  Other Negotiations.                                     Neither the
Company nor the Members will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than the Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than the Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify the Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      7.1 Access to Properties and Records. The Company and the Parent will provide each other and their respective accountants, counsel and other authorized advisors, with reasonable access, during business hours, to their premises and properties and their books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to each other and their respective authorized advisors such additional financial, tax and operating data and other information pertaining to their respective businesses as the Company or the Parent, as the case may be, shall from time to time reasonably request. All of such data and information shall be kept confidential by the Parent and the Company until the consummation of the Merger.

      7.2 Transfer of Shares. The Members agree that they (i) shall not dispose of or in any way encumber their Membership Units prior to the consummation of the transactions contemplated hereby, (ii) shall take no action inconsistent with the approval and consummation of said transactions and (iii) at the Closing shall surrender the certificates representing all Membership Units owned by them, duly endorsed for transfer.

      7.3 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

      7.4 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof.

      7.5 Fees and Expenses. The parties hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that the Members shall be responsible for all fees, costs and expenses incurred by the Company (except for expense incurred in connection with the audit performed in connection with the Closing), which shall be borne by the Surviving Corporation, in connection with this Agreement and the transactions contemplated hereby and such fees, costs and expenses shall be deemed expenses of the Members and paid by the Members.

      7.6 Affiliates' Letters. Concurrently with the execution of the Agreement, all persons who are "affiliates" of the Company or Parent for purposes of Rule 145 under the Securities Act, agree to deliver to the Company, a signed, written Agreement, in the form attached as Exhibit C hereto.

                                 ARTICLE VIII

                       CONDITIONS TO THE OBLIGATIONS OF
                          THE PARENT AND ACQUISITION

      The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition in their sole discretion):

      8.1 Representations and Warranties True. The representations and warranties of the Company and the Members which are contained in this Agreement, or contained in any Schedule or certificate delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the Chief Executive Officer of the Company) to that effect with respect to all such representations and warranties made by the Company, and the Members shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made by the Members.

      8.2 Performance. The Company and the Members shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the Chief Executive Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and the Members shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by the Members on or before the Closing Date.

      8.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company taken as a whole.

      8.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Member in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

      8.5 Additional Agreements. The Parent shall have the following agreements:

           (i) the Employment and Non-Competition Agreement in the form of Exhibit D hereto, duly executed by Peter Reardon;

           (ii) the Escrow Agreement annexed as Exhibit B hereto, duly executed by the Members; and

           (iii)An executed Affiliate Letter in the form annexed as Exhibit C hereto duly executed by each person who is an affiliate (as such term is defined in Rule 145 of the Securities Act).

      8.6 Opinion of Company Counsel. The Company shall have delivered to the Parent an opinion of counsel for the Company, in substantially the form attached as Exhibit E hereto.

      8.7 Delivery of Certificates for Cancellation. The share certificates representing all of the issued and outstanding Membership Units as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

      8.8 Appraisal Rights. The holders of 100% of the issued and outstanding Membership Units shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and no holders of Membership Units shall have demanded appraisal rights in respect of the Merger.

      8.9 Articles/Certificate of Merger. The Company shall have executed and delivered to the Parent counterparts of the Articles of Merger and Certificate of Merger to be filed with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as required, in connection with the Merger.

                                  ARTICLE IX

                     CONDITIONS TO THE OBLIGATIONS OF THE
                            COMPANY AND THE MEMBERS

      The obligation of the Company and the Members to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the -Company and the Members in their sole discretion):

      9.1 Representations and Warranties True. The representations and warranties of each of the Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Members a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

      9.2 Performance. Each of the Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Members a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

      9.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or the Parent Subsidiaries which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and the Parent Subsidiaries taken as a whole.

      9.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by the Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

      9.5 Additional Agreements. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

           (i)  the Employment and Non-Competition Agreement referred to in
Section 8.7(i) hereof;

           (ii) the Escrow Agreement referred to in Section 8.7(ii) hereof, together with counterparts signed by the escrow agent named therein;

      9.6 Opinion of Counsel for the Parent. The Parent shall have delivered to the Company an opinion of Counsel for the Parent in substantially the form annexed as Exhibit F hereto.

      9.7 Articles/Certificate of Merger. The Parent and Acquisition shall have executed and delivered to the Company counterparts of the Articles of Merger and Certificate of Merger to be filed with the Arizona Corporation Commission and the Secretary of the State of the State of Delaware, as required, in connection with the Merger.


                                   ARTICLE X

                                  TERMINATION

      10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

           (a)  by the mutual written consent of the Company and the Parent;
           (b)  by either the Company or the Parent

                (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                (ii) if the Effective Time shall not have occurred on or before June 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

           (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

           (d) by the Parent, if any of the conditions specified in Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

      10.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Section 12.6 and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                  ARTICLE XI

                         INDEMNIFICATION; SURVIVAL OF
                        REPRESENTATIONS AND WARRANTIES

      11.1 Indemnity Obligations. Subject to Section 11.4 hereof, the Members hereby jointly and severally agree to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all actual losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel), in each case only to the extent Parent incurs actual out-of-pocket damages and net of insurance proceeds actually realized by the Parent (collectively, "Losses") arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of the Company or the Members which is contained in this Agreement or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Members which are contained in or made pursuant to the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained herein, no Indemnity Claim made pursuant to this Article XI may be based on consequential damages sustained by the Parent.

      11.2 Notification of Claims. Subject to the provisions of Section 11.3 below, in the event of the occurrence of an event which the Parent asserts constitutes an Indemnity Claim, the Parent shall provide the Members with prompt written notice of such event and shall otherwise promptly make available to the Members all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Members as the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and, if he so elects to control such defense, settlement, adjustment or compromise, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, in the case of the Members as the indemnifying party, to be paid from amounts held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. Unless the Members elect to assume such defense, settlement, adjustment or compromise, the Parent shall have the right to settle any such Third-Party Claim; provided, however, that the Parent may not effect the settlement, adjustment or compromise of any such Third-Party Claim without the written consent of the Members, which consent shall not be unreasonably withheld. In the event that the Members have consented in writing to any such settlement, adjustment or compromise, the Members shall have no power or authority to object to the amount of any claim by the Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise. The Members shall have the right to settle, adjust, or compromise any Third-Party Claim, the defense of which is controlled by the Members, using amounts held in escrow; provided, however, that, unless the settlement, adjustment or compromise involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow and provides for the unconditional release of the Parent, the Company and their respective affiliates, the Members may not effect the settlement, adjustment, compromise or satisfaction of any such Third-Party Claim without the consent of the Parent, which consent shall not be unreasonably withheld. The
Parent's failure to give timely notice or to promptly furnish the Members with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party. In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

      11.3 Duration. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the parties contained in this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the Escrow Release Date (as defined below), the representations and warranties of the Company and the Members contained in this Agreement shall expire on the second anniversary of the Closing Date (the "Escrow Release Date"). To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim ("Claim Notice").

      11.4 Escrow. At the Effective Time, the Escrow Shares shall be delivered to Arizona Escrow & Financial Corporation, as escrow agent (the "Escrow Agent"), to be held for a period ending, (i) with respect to fifty percent (50%) of the Escrow Shares, on the first anniversary of the Closing date and, (ii) with respect to the remaining Escrow Shares, on the Escrow Release Date, except Escrow Shares may be withheld after the Escrow Release Date to satisfy claims for indemnification which are the subject to a Claim Notice delivered prior to the Escrow Release Date. The Escrow Shares shall be held and disbursed by the Escrow Agent in accordance with the terms hereof and pursuant to the Escrow Agreement in the form attached hereto as Exhibit
B. For the purpose of any claim against the Escrow Shares hereunder, the value per share of the Escrow Shares shall be deemed to be the Then Market Price. For purposes of this Agreement, the term "Then Market Price" shall means the last quoted sales price for Shares on the Nasdaq National market on the day on which an Indemnity Claim is made. Except with respect to claims based on fraud committed by the Company or the Members, which shall be unlimited as to amount recoverable, if the Closing occurs, the Parent agrees that the Parent's sole and exclusive remedy and recourse against the Members under this Agreement for Losses attributable to any inaccuracy or breach of any representation or warranty of the Company or the Members which is contained in this Agreement or any Schedule or certificate delivered pursuant hereto or thereto, other than Losses arising from breaches of the representations and warranties set forth in Sections 3.4 and 3.9 (the "Covered Representations"), shall be against the Escrow Shares. Except as provided in the next sentence, the maximum aggregate liability of the Members hereunder shall not exceed the value (determined by reference to the Then Market Price) of the Escrow Shares. Any claims for indemnification arising from any inaccuracy in or breach of any Covered Representations will not be subject to any limitation.

      11.5 No Contribution. The Members hereby waive, and acknowledge and agree that the Members shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent, Acquisition, or the Company in connection with any indemnification payments which the Members are required to make under this Article XI.


                                  ARTICLE XII
                              REGISTRATION RIGHTS

      12.1 Registrable Shares. For purposes of this Agreement, "Registrable Shares" shall mean the shares of Parent Common Stock issued in the Merger, no longer subject to the terms of the Indemnification provisions of Article XI provided, however, that a distribution of shares of Parent Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders of trust beneficiaries of a Member) shall not be deemed such a sale or transfer for purposes of this Article XII and such underlying beneficial owners shall be entitled to the same rights under this Article XII as the initial Member from which the Registrable Shares were received and shall be deemed a Member for the purposes of this Article XII.

      12.2 Piggyback Registration

           (a) Right to Piggyback. Subject to the provisions of Article XI and the provisions of the Escrow Agreement, if at any time the Parent proposes to file a registration statement under the Securities Act for any shares of common stock or any options, warrants, units, convertibles, rights or other securities related or linked to any shares of such common stock (except with respect to registration statements on Form S-4 or S-8, or any other form not available for registering the Registrable Securities for sale to the public), with respect to an offering for its own account or for the account of another person (other than the holders of Registrable Securities in their capacity as such) of any class of security (a "Proposed Registration"), then the Parent shall in each case give written notice of such proposed filing to the holders of Registrable Securities at least forty-five (45) days before the anticipated filing date, and shall, include in such registration statement such amount of Registrable Securities as each such holder may request within twenty (20) days of the receipt of such notice. The Parent shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Registrable Securities requesting to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as the securities of the Parent included therein.

           (b) Priority on Piggyback Registrations. If the managing underwriter or underwriters of such offering delivers a written opinion to the holders of Registrable Securities that the number of Registrable Securities which they and any other persons (including the Parent) intend to include in such offering exceeds the number which can be sold in such offering or is reasonably likely materially and adversely to affect the success or offering price of such offering, then the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced as follows: first, the securities which the Parent proposes to sell; second, the Registrable Securities of the holders thereof who have made requests to be included in such registration, pro rata (in accordance with the number of Registrable Securities held by such holder requested to be included in such registration); and third, the securities requested to be included in such registration by other persons, pro rata in accordance with the number of such securities held by such persons requested to be included in such registration.
           (c) Selection of Underwriters. If any registration pursuant to this Article XII is an underwritten offering, the Parent will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

      12.3 Expenses. The costs and expenses to be borne by Parent for purposes of this Article XII shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Members), legal fees and disbursements of counsel for Parent, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees (if any) and disbursements of counsel for the selling Members.

      12.4 Indemnification.

           (a) To the extent permitted by law, Parent will indemnify and hold harmless each Member, any underwriter (as defined in the Securities Act) for such Member, its officers, directors, shareholders or partners and each person, if any, who controls such Member or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay to each such Member (and its officers, directors, shareholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity Agreement contained in this
Section 12.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent may not be unreasonably withheld); nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished by any such Member expressly for use in the Registration Statement, or (ii) a Violation that would not have occurred if such Member had delivered to the purchaser the version of the Prospectus most recently provided by Parent to the Member as of a date prior to such sale.

           (b) To the extent permitted by law, each selling Member, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, any other Member selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Member, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Member to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Member to deliver the most current prospectus provided by Parent prior to the date of such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Member expressly for use in the Registration Statement or such Violation is caused by the Member's failure to deliver to the purchaser of the Member's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Member by Parent prior to the date of the sale; and each such Member will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 12.4(b) in connection with investigating or defending any such loss, claim, damage, liability, or action;, however, that the indemnity Agreement contained in this Section 12.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Member, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Member under this Section 12.4(b) shall not exceed the net proceeds received by such Member in connection with sale of shares pursuant to the Registration Statement.

           (c)  Each person entitled to indemnification under this Section
12.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 12.4 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

           (d)  To the extent that the indemnification provided for in this
Section 12.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      12.5 Procedures for Sale of Shares Under Registration Statement.

           (a) Notice and Approval. Subject to the provisions of Article XI and the provisions of the Escrow Agreement, if any Member shall propose to sell (which may include an intent to sell over a specific period of time) Registrable Shares pursuant to the Registration Statement, it shall notify Parent of its intent to do so (including the proposed manner and timing of all sales) at least one (1) full trading day prior to such sale, and the provision of such notice to Parent shall conclusively be deemed to reestablish and reconfirm an Agreement by such Member to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Member expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such one (1) trading-day period, Parent may refuse to permit the Member to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Parent must deliver a certificate in writing to the Member to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Parent, could constitute a violation of the federal securities laws. Notwithstanding the foregoing, Parent will ensure that in any event the Members shall have at least ten (10) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) from the Pooling Release Date until the expiration of the applicable Registration Effective Period.

           (b) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by a Member in a transaction that is not exempt under the Securities Act, the Member, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Parent covering the Registrable Shares in the form furnished to the Member by Parent to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

           (c)  Copies of Prospectuses.  Subject to the provisions of this
Section 12.5, the provisions of Article XI and the provisions of the Escrow Agreement, when a Member is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Parent shall, within two (2) trading days following the request, furnish to such Member a reasonable number of copies of a supplement to or in amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Member include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.

      12.6 Transferability of Registration Rights.  The rights under this
Article XII are not transferable except (a) a transfer by will or intestacy,
(b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Member that is a partnership as part of a pro rata distribution of the shares of Parent Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article XII, or
(d) with the written consent of Parent.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

      13.1 Amendment. This Agreement may be amended by written agreement among the Company and the Parent prior to the Effective Time.

      13.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

      13.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

           (a)  if to the Company, to:

                Ironwood Acceptance Company, LLC
                13430 N. Scottsdale Road
                Suite 206
                Scottsdale, AZ 85254

                with copies to:



           (b)  if to the Members, to:

                Richard Miller
                Mika Ag Corp.
                7535 Hilltop Circle
                Suite 200
                Denver, CO 80221



                William Crisp
                6051 East Cactus Wren Road
                Paradise Valley, AZ 85253

                Peter Reardon
                8550 East Bronco Trail
                Scottsdale, AZ 85255

           (c)  if to the Parent or Acquisition, to:

                Litchfield Financial Corporation
                430 Main Street
                Williamstown, MA 01267
                Attention:  John Malloy, Esq.

                with copies to:

                Hutchins, Wheeler & Dittmar
                A Professional Corporation
                101 Federal Street
                Boston, MA  02110
                Attention:  James  Westra, Esq.

      All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

      13.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Members, his heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

      13.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Members, his heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified under Article XI.

      13.6 Public Announcements. Promptly upon execution and delivery of this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National
Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

      13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

      13.9 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

      13.10Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Laws of the State of Delaware as to matters within the scope thereof and, as to all other matters shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Boston, Massachusetts and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

                 [Remainder of Page Intentionally Left Blank]



      IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Members named below have caused this Agreement to be duly executed and delivered as of the date first above written.

                               LITCHFIELD FINANCIAL CORPORATION


                               By: /s/ Joseph S. Weingarten
                                  Name:  Joseph S. Weingarten
                                  Title:  Executive Vice President


                               STAMFORD ASSET RECOVERY CORPORATION


                               By: /s/ Heather A. Sica
                                  Name:  Heather A. Sica
                                  Title:  Executive Vice President


                               IRONWOOD ACCEPTANCE COMPANY, LLC


                               By: /s/ Peter Reardon
                                  Name:  Peter Reardon
                                  Title:  General Manager


                               MEMBERS:


                               /s/ Richard Miller
                               Richard Miller

                               /s/ William Crisp
                               William Crisp

                               /s/ Peter Reardon
                               Peter Reardon

HWD2:  531809-6